Exhibit 99.1

Inogen Announces Third Quarter 2022 Financial Results

Double Digit Year-over-Year Revenue Growth of 13.2%

Constant Currency Year-over-Year Revenue Growth of 14.5%

GOLETA, Calif., November 02, 2022 — Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended September 30, 2022, and provided a business update.

Third Quarter 2022 Highlights

•
Reported total revenue was $105.4 million for the period ended September 30, 2022, representing a 13.2% increase from $93.1 million for the period ended September 30, 2021.
•
On a constant currency basis, total revenue for the period ended September 30, 2022, increased 14.5%.
•
GAAP net loss of $9.5 million, adjusted net loss of $4.1 million, and adjusted EBITDA was a loss of $1.2 million.
•
Strong balance sheet and cash position.

“I am pleased with the progress the team has made on our transformational journey. We fulfilled customer demand by overcoming supply chain challenges through extraordinary efforts, resulting in year-over-year double digit revenue growth,” said Nabil Shabshab, Inogen’s President and Chief Executive Officer. “Our balance sheet remains strong and capable of driving our transformation. We are executing on our strategic initiatives, improving commercial productivity while building innovation programs that will enhance our ability to deliver sustainable long-term growth and profitability.”

Third Quarter 2022 Financial Results

Third quarter total revenue increased 13.2% to $105.4 million from $93.1 million in the third quarter of 2021, primarily driven by higher domestic business-to-business sales, as well as continued strength in the rental channel, partially offset by lower international business-to-business and direct-to-consumer sales.

Total gross margin was 40.6% in the third quarter of 2022 versus 51.2% in the comparative period in 2021. The decline was driven primarily by increased material costs and unfavorable sales channel mix, partially offset by higher average selling prices.

Total operating expense for the quarter was $53.1 million compared to $41.3 million in the third quarter of 2021, representing an increase of 28.5%. The increased spend was primarily due to ongoing strategic investments required to position the Company for long-term sustainable growth. Additionally, there was a non-cash decrease in the benefit from the change in fair value of the New Aera earnout liability.

GAAP net loss for the third quarter of 2022 was $9.5 million compared to GAAP net income of $12.2 million in the third quarter of 2021. Adjusted net loss was $4.1 million compared to adjusted net income of $14.4 million in the third quarter of 2021.

Adjusted EBITDA was a negative $1.2 million in the third quarter of 2022 compared to a positive $12.2 million in the third quarter of 2021.

Cash and cash equivalents were $209.6 million as of September 30, 2022, and no debt outstanding.

A reconciliation of adjusted EBITDA and adjusted net income (loss) for the three and nine months ended September 30, 2022 and 2021 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2022 Financial Guidance

Inogen now projects revenue for the fourth quarter of 2022 to be in the range of approximately $87 million to $92 million, or approximately 14% to 20% growth year-over-year.

Conference Call

Individuals interested in listening to the conference call today at 5:30am PT / 8:30am ET may do so by dialing:

US domestic callers (877) 841-3961

International callers (201) 689-8589

Please reference Inogen to join the call. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through November 16, 2022. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13732881.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is a medical technology company offering innovative respiratory products for use in the homecare setting. The Company primarily develops, manufactures and markets innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the Company’s expectations related to its financial and operational results for the fourth quarter of 2022, expectations related to 2023 for growth as well as supply chain challenges; and expectations of future growth and profitability. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; risks related to the Company’s supply chain and limited availability of parts used in our POCs, the risk of further slowdowns or temporarily halts of production, or cost inflation for such components; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties and information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and nine months ended September 30, 2022 and September 30, 2021. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Contact

Agnes Lee

ir@inogen.net

Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue
Sales revenue	$90,672	$80,974	$247,365	$248,359
Rental revenue	14,717	12,131	41,785	33,241
Total revenue	105,389	93,105	289,150	281,600
Cost of revenue
Cost of sales revenue	55,891	40,437	146,052	129,637
Cost of rental revenue, including depreciation of $2,795 and $2,315, for the three months ended and $8,153 and $6,257 for the nine months ended, respectively	6,700	4,981	19,036	14,068
Total cost of revenue	62,591	45,418	165,088	143,705
Gross profit	42,798	47,687	124,062	137,895
Operating expense
Research and development	4,581	3,754	16,009	11,892
Sales and marketing	33,734	28,301	92,161	83,109
General and administrative	14,775	9,258	42,646	26,981
Total operating expense	53,090	41,313	150,816	121,982
Income (loss) from operations	(10,292)	6,374	(26,754)	15,913
Other income (expense)
Interest income	868	21	1,122	107
Other expense	(12)	(466)	(1,167)	(472)
Total other income (expense), net	856	(445)	(45)	(365)
Income (loss) before provision (benefit) for income taxes	(9,436)	5,929	(26,799)	15,548
Provision (benefit) for income taxes	70	(6,245)	363	(996)
Net income (loss)	$(9,506)	$12,174	$(27,162)	$16,544
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(616)	(251)	(1,453)	(585)
Change in net unrealized gains (losses) on foreign currency hedging	209	494	(1,669)	2,028
Less: reclassification adjustment for net (gains) losses included in net income	—	106	1,206	(267)
Total net change in unrealized gains (losses) on foreign currency hedging	209	600	(463)	1,761
Change in net unrealized gains (losses) on marketable securities	17	(1)	16	—
Total other comprehensive income (loss), net of tax	(390)	348	(1,900)	1,176
Comprehensive income (loss)	$(9,896)	$12,522	$(29,062)	$17,720

Basic net income (loss) per share attributable to common stockholders (1)	$(0.42)	$0.54	$(1.19)	$0.74
Diluted net income (loss) per share attributable to common stockholders (1) (2)	$(0.42)	$0.53	$(1.19)	$0.73
Weighted-average number of shares used in calculating net income (loss) per share attributable to common stockholders:
Basic common shares	22,882,333	22,619,272	22,827,733	22,416,575
Diluted common shares	22,882,333	22,854,229	22,827,733	22,803,355

(1)
Reconciliations of net income (loss) attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and nine months ended September 30,2022, diluted loss per share is the same as basic.

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$209,633	$235,524
Marketable securities	—	9,989
Accounts receivable, net	50,533	24,452
Inventories, net	35,725	31,873
Income tax receivable	1,579	1,343
Prepaid expenses and other current assets	20,306	26,005
Total current assets	317,776	329,186
Property and equipment, net	40,632	38,926
Goodwill	32,674	32,979
Intangible assets, net	53,700	60,147
Operating lease right-of-use asset	22,479	24,912
Other assets	2,323	3,363
Total assets	$469,584	$489,513
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$33,512	$25,689
Accrued payroll	11,789	17,307
Warranty reserve - current	7,830	6,480
Operating lease liability - current	3,486	3,393
Deferred revenue - current	9,119	8,568
Income tax payable	—	75
Total current liabilities	65,736	61,512
Warranty reserve - noncurrent	7,630	7,246
Operating lease liability - noncurrent	20,662	23,281
Earnout liability - noncurrent	13,687	15,386
Deferred revenue - noncurrent	11,027	11,861
Total liabilities	118,742	119,286
Stockholders' equity
Common stock	23	23
Additional paid-in capital	309,140	299,463
Retained earnings	42,110	69,272
Accumulated other comprehensive income (loss)	(431)	1,469
Total stockholders' equity	350,842	370,227
Total liabilities and stockholders' equity	$469,584	$489,513

Condensed Consolidated Cash Flow
(unaudited)
(amounts in thousands)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$(27,162)	$16,544
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,536	15,861
Loss on rental units and other fixed assets	2,488	952
Gain on sale of former rental assets	(93)	(59)
Provision for sales revenue returns and doubtful accounts	10,816	8,248
Provision for rental revenue adjustments	—	3,543
Provision for inventory losses	2,060	1,452
Stock-based compensation expense	9,185	8,547
Deferred income taxes	—	(1,014)
Change in fair value of earnout liability	(1,699)	(9,822)
Changes in operating assets and liabilities	(35,181)	(27,117)
Net cash provided by (used in) operating activities	(22,050)	17,135
Cash flows from investing activities
Maturities of marketable securities	10,005	15,705
Investment in intangible assets	—	(132)
Investment in property and equipment	(2,770)	(4,807)
Production and purchase of rental equipment	(11,320)	(13,156)
Proceeds from sale of former assets	152	122
Net cash used in investing activities	(3,933)	(2,268)
Cash flows from financing activities
Proceeds from stock options exercised	35	13,699
Proceeds from employee stock purchases	1,691	1,948
Payment of employment taxes related to release of restricted stock	(1,234)	(617)
Net cash provided by financing activities	492	15,030
Effect of exchange rates on cash	(400)	(283)
Net increase (decrease) in cash and cash equivalents	$(25,891)	$29,614

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue by region and category
Business-to-business domestic sales	$42,546	$22,793	$58,859	$81,094
Business-to-business international sales	15,078	21,834	80,460	59,377
Direct-to-consumer domestic sales	33,048	36,347	108,046	107,888
Direct-to-consumer domestic rentals	14,717	12,131	41,785	33,241
Total revenue	$105,389	$93,105	$289,150	$281,600
Additional financial measures
Units sold	54,200	44,600	127,000	146,400
Net rental patients as of period-end	44,600	40,400	44,600	40,400

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
Non-GAAP EBITDA and Adjusted EBITDA	2022	2021	2022	2021
Net income (loss) (GAAP)	$(9,506)	$12,174	$(27,162)	$16,544
Non-GAAP adjustments:
Interest income	(868)	(21)	(1,122)	(107)
Provision (benefit) for income taxes	70	(6,245)	363	(996)
Depreciation and amortization	5,928	5,522	17,536	15,861
EBITDA (non-GAAP)	(4,376)	11,430	(10,385)	31,302
Stock-based compensation	3,500	2,792	9,185	8,547
Change in fair value of earnout liability	(288)	(2,052)	(1,699)	(9,869)
Adjusted EBITDA (non-GAAP)	$(1,164)	$12,170	$(2,899)	$29,980

	Three months ended September 30,
	Net Income (Loss)		Diluted EPS
Non-GAAP Adjusted Net Income (Loss) and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(9,506)	$12,174	$(0.42)	$0.53
Non-GAAP adjustments:
Amortization of intangibles	2,150	2,155
Stock-based compensation	3,500	2,792
Change in fair value of earnout liability	(288)	(2,052)
Income tax impact of adjustments (1)	—	(695)
Adjusted	$(4,144)	$14,374	$(0.18)	$0.63

	Nine months ended September 30,
	Net Income (Loss)		Diluted EPS
Non-GAAP Adjusted Net Income (Loss) and Diluted EPS	2022	2021	2022	2021
Financial Results (GAAP)	$(27,162)	$16,544	$(1.19)	$0.73
Non-GAAP adjustments:
Amortization of intangibles	6,447	6,622
Stock-based compensation	9,185	8,547
Change in fair value of earnout liability	(1,699)	(9,869)
Income tax impact of adjustments (1)	—	(1,272)
Adjusted	$(13,229)	$20,572	$(0.58)	$0.90

(1) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2022, which is due to the recording of a valuation allowance, and 24% for 2021.